Exhibit 10.1

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of January 30, 2018 by the undersigned, Interstate Logos TRS, LLC, a Delaware limited liability company (the “Additional Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Lamar Media Corp., a Delaware corporation (the “Company”), the Subsidiary Borrower that may be or may become a party thereto (the “Subsidiary Borrower” and together with the Company, the “Borrowers”) and certain of its subsidiaries (collectively, the “Existing Subsidiary Guarantors” and, together with the Borrowers, the “Securing Parties”) are parties to the Third Amended and Restated Credit Agreement dated as of May 15, 2017, by and among Lamar Media Corp., the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, (as further amended prior to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders therein (collectively, together with any entity that becomes a “Lender” party to the Credit Agreement after the date hereof as provided therein, the “Lenders” and, together with Administrative Agent and any successors or assigns of any of the foregoing, the “Secured Parties”) to the Borrowers.  In addition, the Borrowers may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Swap Agreements under and as defined in the Credit Agreement (collectively, the “Swap Agreements”).

In connection with the Credit Agreement, the Borrowers, the Existing Subsidiary Guarantors and the Administrative Agent are parties to the Amended and Restated Pledge Agreement dated February 3, 2014 (the “Pledge Agreement”) pursuant to which the Securing Parties have, inter alia, granted a security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Secured Obligations (as so defined).  Terms defined in the Pledge Agreement are used herein as defined therein.

To induce the Secured Parties to enter into the Credit Agreement, and to extend credit thereunder and to extend credit to the Borrower under Swap Agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Additional Subsidiary Guarantor has agreed to become a party to the Credit Agreement and the Pledge Agreement as a “Subsidiary Guarantor” thereunder, and to pledge and grant a security interest in the Collateral (as defined in the Pledge Agreement).

Accordingly, the parties hereto agree as follows:

Section 1.  Definitions.  Terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Joinder to Agreements.  Effective upon the execution and delivery hereof, the Additional Subsidiary Guarantor hereby agrees that it shall become a “Subsidiary Guarantor” under and for all purposes of the Credit Agreement and a “Securing Party” under and for all purposes of the Pledge Agreement with all the rights and obligations of a Subsidiary Guarantor and Securing Party thereunder, as applicable.  Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby:

(i)jointly and severally with the other Subsidiary Guarantors party to the Credit Agreement guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article III of the Credit Agreement;

(ii)pledges and grants the security interests in all right, title and interest of the Additional Subsidiary Guarantor in all Collateral (as defined in the Pledge Agreement) that it now owns or hereafter acquires and whether now existing or hereafter coming into existence provided for by Article III of the Pledge

Agreement as collateral security for the Secured Obligations and agrees that the Schedules thereof shall be supplemented as provided in Appendices A, B and C hereto;

(iii) makes the representations and warranties set forth in Article IV of the Credit Agreement and in Article II of the  Pledge Agreement, to the extent relating to the Additional Subsidiary Guarantor or to the Pledged Equity evidenced by the certificates, if any, identified in Appendices A and B hereto; and

(iv)submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 10.09 and 10.10 of the Credit Agreement.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.10(a)(iii) of the Credit Agreement to the Secured Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

INTERSTATE LOGOS TRS, LLC, a Delaware limited liability company

By: Lamar TRS Holdings, LLC, its sole managing member

By: Lamar Media Corp., its sole managing member

By:/s/ Keith A. Istre________________________

Keith A. Istre, Executive Vice President and

Chief Financial Officer

Attest:

By: /s/ James R. McIlwain _______________

       James R. McIlwain, Secretary

Accepted and agreed:

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

By : /s/ Nicolas Girton-Beer

Name: Nicolas Girton-Beer

Title: Vice President

The undersigned hereby respectively pledges and grants a security interest in the Pledged Equity that it owns as described in Appendix A hereto and agrees that Schedule 1, Part 2 – Pledged Equity of the Pledge Agreement is hereby supplemented by adding thereto the information listed on Appendix A.

Lamar TRS Holdings, LLC, Issuee

By:Lamar Media Corp., its sole managing member

By:/s/ Keith A. Istre _______________________

Keith A. Istre, Executive Vice President and

Chief Financial Officer

Supplement to Schedule 1, Part 2 – Pledged Equity

Appendix A to Joinder Agreement

Pledgor Ownership	Issuer	Certificate No.	No. of Units	%
Lamar TRS Holdings, LLC	Interstate Logos TRS, LLC	Uncertificated	100	100

The undersigned hereby respectively pledges and grants a security interest in the Pledged Equity that it owns as described in Appendix B hereto and agrees that Schedule 1, Part 2 – Pledged Equity of the Pledge Agreement is hereby supplemented by adding thereto the information listed on Appendix B.

Interstate Logos TRS, LLC, Issuee

By: Lamar TRS Holdings, LLC

Its: Sole and Managing Member

By: Lamar Media Corp.

Its: Sole and Managing Member

By: /s/ Keith A. Istre _______________________

       Keith A. Istre, Executive Vice President/

       Chief Financial Officer

APPENDIX B

Pledgor Ownership	Issuer	Certificate No.	No. of Units	%
Interstate Logos TRS, LLC	Florida Logos, LLC	Uncertificated	100	100

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